UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

REPLIGEN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA                02453

(Address of Principal Executive Offices)        (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Junior Participating Preferred Stock Purchase Rights	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Securities to be Registered

Item 1 of the Form 8-A dated March 4, 2003 filed by Repligen Corporation (the “Company”) is hereby amended by adding the following:

“On September 8, 2011, the Company entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement, dated as of March 3, 2003, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”). The Amendment terminates the Rights Agreement by changing the Final Expiration Date thereof from March 3, 2013 to September 8, 2011. The foregoing summary of the Amendment is qualified in its entirety to the full text of the Amendment, which is filed as Exhibit 4.2 hereto and is incorporated by reference herein.”

Item 2. Exhibits.

4.1	Rights Agreement, dated as of March 3, 2003, between Repligen Corporation and American Stock Transfer & Trust Company, LLC (filed as Exhibit 4.1 to Repligen Corporation’s Current Report on Form 8-K filed March 4, 2003 and incorporated herein by reference) (SEC File No. 000-14656).

4.2	Amendment No. 1 to Rights Agreement between Repligen Corporation and American Stock Transfer & Trust Company, LLC dated as of September 8, 2011.

SIGNATURES

Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: September 8, 2011	By:	/s/ Walter C. Herlihy
Walter C. Herlihy President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Rights Agreement, dated as of March 3, 2003, between Repligen Corporation and American Stock Transfer & Trust Company, LLC (filed as Exhibit 4.1 to Repligen Corporation’s Current Report on Form 8-K filed March 4, 2003 and incorporated herein by reference) (SEC File No. 000-14656).

4.2	Amendment No. 1 to Rights Agreement between Repligen Corporation and American Stock Transfer & Trust Company, LLC dated as of September 8, 2011.